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                                                                   Exhibit 11.1

                       GTS DURATEK, INC. AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE
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
                                                    THREE MONTHS ENDED MARCH 31,
                                                    ----------------------------
                                                         1997         1996
                                                     -----------    ------------
Primary:

Earnings (loss) applicable to common stock           $(4,702,180)    $   500,449

Accrued dividend on preferred stock                     (320,000)       (320,000)

Accretion of redeemable preferred stock                  (55,535)        (54,712)
                                                     -----------     -----------

Net earnings (loss) applicable to common stock       $(5,077,715)    $   125,737
                                                     ===========     ===========

Average common shares outstanding                     12,383,987       9,521,811

Dilutive effect of stock
  options and warrants                                         -       2,494,966
                                                     -----------     -----------

Weighted average common share outstanding             12,383,987      12,016,077
                                                     ===========     ===========

Earnings (loss) per common share                     $      (.41)    $       .01
                                                     ===========     ===========



Fully Diluted:

Earnings (loss) applicable to common stock            (4,702,180)        500,449

Accrued dividend on preferred stock                     (320,000)       (320,000)

Accretion of redeemable preferred stock                  (55,535)        (54,712)
                                                     -----------     -----------

Net earnings (loss) applicable
to common stock                                      $(5,077,715)    $   125,737
                                                     ===========     ===========

Average common shares outstanding                     12,383,987       9,521,811

Dilutive effect of stock
  options and warrants                                         -       2,527,140
                                                     -----------     -----------

Weighted average of common
  shares outstanding                                  12,383,987      12,048,951
                                                     ===========     ===========

Earnings (loss) per common share                     $      (.41)    $      0.01
                                                     ===========     ===========
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